Exhibit 23.4

CONSENT OF QUALIFIED PERSON

August 22, 2025

Re: Registration Statement on Form S-3 of Atlas Lithium Corporation (the “Company”)

I, Marc-Antoine Laporte, P.Geo, M.Sc. on behalf of SGS Canada Inc., in connection with the Company’s Registration Statement on Form S-3 as filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 22, 2025 (the “Form S-3”), and any amendments or supplements thereto, consents to:

●	the public filing of the Definitive Feasibility Study titled “S-K 1300 Technical Report Summary on the Neves Lithium Project, Minas Gerais State, Brazil” dated July 30, 2025 with an effective date of May 15, 2025 (the “DFS”) that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the SEC (“Regulation S-K 1300”) as Exhibit 96.1 to the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the period ending June 30, 2025 filed with the SEC on August 4, 2025; and

●	the incorporation by reference of the DFS into the Company’s Registration Statement on Form S-3 and any amendments or supplements thereto;

●	the use of and references to our company name, including our status as an expert or “qualified person” (as defined in Regulation S-K 1300), in connection with the Form 10-Q and the Registration Statement on Form S-3 (collectively, the “SEC Filings”); and

●	any extracts from, or summary of, the DFS in the Company’s SEC filings and included or incorporated by reference in the Company’s SEC filings, and the use of any information derived, summarized, quoted or referenced from the DFS, or portions thereof, that was prepared by SGS Canada Inc. – Mining Proficiency Group, that is included or incorporated by reference in the Company’s SEC filings.

We are responsible for authoring, and this consent pertains, to the entire DFS. We certify that we have read the Form 10-Q and that it fairly and accurately represents the information in the DFS for which we are responsible.

SGS Canada Inc.

By:	/s/ Marc-Antoine Laporte, P.Geo, M.Sc.
Name:	Marc-Antoine Laporte, P.Geo, M.Sc.